Exhibit 5.1

One Atlantic Center
1201 West Peachtree Street
Atlanta, GA 303909-3424

Telephone 404-881-7000 | Fax 404-881-7777

November 13, 2025

FB Financial Corporation

1221 Broadway, Suite 1300

Nashville, TN 37203

Re:	FB Financial Corporation - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to FB Financial Corporation, a Tennessee corporation (the “Company”), in connection with its filing on the date hereof of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being furnished pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement registers an indeterminate amount of: (i) shares of Common Stock, par value $1.00 per share, of the Company (the “Common Stock”); (ii) shares of Preferred Stock, no par value, of the Company (the “Preferred Stock”); (iii) senior debt securities and subordinated debt securities (collectively, the “Debt Securities”), which may be issued pursuant to a senior debt indenture (the “Senior Debt Indenture”) between the Company and Wilmington Trust, National Association, as trustee (the “Senior Debt Trustee”), or a subordinated debt indenture (the “Subordinated Debt Indenture” and together with the Senior Debt Indenture, the “Indentures”) between the Company and Wilmington Trust, National Association, as trustee (the “Subordinated Debt Trustee” and together with the Senior Debt Trustee, the “Trustees”); (iv) depositary shares to purchase fractional shares of the Preferred Stock (the “Depositary Shares”), which may be issued pursuant to one or more depositary agreements (each a “Depositary Agreement”) to be entered into between the Company and the depositary agent to be named therein (the “Depositary Agent”); (v) warrants to purchase the Company’s securities (the “Warrants”); (vi) purchase contracts to purchase the Company’s securities (the “Purchase Contracts”), which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”); (vii) a combination of two or more securities that may be offered in the form of units (the “Units”); and (viii) rights to purchase the Company’s securities (the “Rights”). The Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares, the Warrants, the Purchase Contracts, the Units, and the Rights are collectively referred to herein as the “Securities”.

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FB Financial Corporation

November 13, 2025

In rendering the opinions expressed herein, and except as hereinafter limited, we have examined the Amended and Restated Charter of the Company, as amended; the Amended and Restated Bylaws of the Company, as amended; the forms of the Indentures, the Registration Statement; and records of the proceedings of the Board of Directors of the Company as we deemed necessary for purposes of expressing the opinions set forth herein. In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. In addition, we have assumed that the issuance and sale of the Securities will not violate or result in a default under or breach of any agreement or instrument binding upon the Company, whether by virtue of a waiver, consent, amendment or otherwise.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

This opinion letter is limited in all respects to the laws of the State of Tennessee, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

(1) Any shares of Common Stock, when (a) the underwriting or similar agreement has been duly authorized, executed and delivered by the parties thereto; (b) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary action to approve the issuance of the Common Stock; and (c) the shares of Common Stock have been delivered to and paid for by the purchasers thereof, will be duly authorized and validly issued, fully paid and nonassessable shares of Common Stock;

(2) Any shares of Preferred Stock, when (a) the underwriting or similar agreement has been duly authorized, executed and delivered by the parties thereto; (b) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary action to approve the issuance of the Preferred Stock; and (c) the Preferred Stock has been duly issued and delivered pursuant to any underwriting agreement or a comparable agreement, will be duly authorized, validly issued, fully paid and nonassessable;

FB Financial Corporation

November 13, 2025

(3) Any Debt Securities, assuming the Indenture has been duly authorized, executed and delivered by the Trustee and the Company, and when (a) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary corporate action to approve and establish the terms of the Debt Securities and to authorize and approve the issuance thereof; (b) any supplemental indenture, officers’ certificate or board resolution in respect of the issuance of any Debt Securities has been duly authorized, executed and delivered by the Trustee and the Company; (c) the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities; and (d) such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities and the applicable underwriting or other agreement against payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity, provided that we express no opinion as to the applicability (and if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the questions addressed above or on the conclusions expressed with respect thereto;

(4) Any Depositary Shares, when (a) the Depositary Agreement has been duly authorized, executed and delivered by the parties thereto; (b) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary corporate action to approve and establish the terms of the Depositary Shares and to authorize and approve the issuance thereof; and (c) the Depositary Shares have been issued and delivered to and paid for by the purchasers thereof, will be validly issued and will represent fractional interests in, or multiple shares of, validly issued, fully paid and non-assessable Preferred Stock;

(5) Any Warrants, when (a) the warrant agreement has been duly authorized, executed and delivered by the parties thereto; (b) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary corporate action to approve and establish the terms of the Warrants and to authorize and approve the issuance thereof; and (c) the Warrants have been delivered to and paid for by the purchasers thereof, will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity;

(6) Any Purchase Contracts, when (a) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary corporate action to approve and establish the terms of the Purchase Contracts and to authorize and approve the issuance thereof; (b) the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Company and the parties thereto; (c) the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement; and (d) such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity;

FB Financial Corporation

November 13, 2025

(7) Any Units, when (a) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary corporate action to approve and establish the terms of the Units and to authorize and approve the issuance thereof; and (b) such Units have been duly authorized, executed, issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity; and

(8) Any Rights, when (a) the rights agreement has been duly authorized, executed and delivered by the parties thereto; (b) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary corporate action to approve and establish the terms of the Rights and to authorize and approve the issuance thereof; and (c) the Rights have been delivered to and paid for by the purchasers thereof, will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

This opinion letter is delivered as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement or update such opinion letter, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect this opinion letter and the statements expressed herein. This opinion letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein and is not to be used, circulated, quoted or otherwise referred to or relied upon by any other person or for any other purpose without my prior express written consent.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

ALSTON & BIRD LLP

By:	/s/ Mark C. Kanaly

Mark C. Kanaly
A partner